Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8000 West Florissant Avenue, St. Louis, Missouri 63136, hereby appoint F. J. Dellaquila as their Attorney-in-Fact for the purpose of signing Emerson Electric Co.'s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for the fiscal year ended September 30, 2015.

Dated: October 6, 2015

Signature		Title

/s/	D. N. Farr	Chairman of the Board and Chief Executive Officer
D. N. Farr

/s/	R. J. Schlueter	Vice President, Controller and Chief Accounting Officer
R. J. Schlueter

/s/	C. A. H. Boersig	Director
C. A. H. Boersig

/s/	J. B. Bolten	Director
J. B. Bolten

/s/	A. A. Busch III	Director
A. A. Busch III

/s/	A. F. Golden	Director
A. F. Golden

/s/	W. R. Johnson	Director
W. R. Johnson

/s/	C. Kendle	Director
C. Kendle

/s/	M. S. Levatich	Director
M. S. Levatich

/s/	C. A. Peters	Director
C. A. Peters

/s/	J. W. Prueher	Director
J. W. Prueher

/s/	R. L. Stephenson	Director
R. L. Stephenson

/s/	J. S. Turley	Director
J. S. Turley